Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Form of Certificate of Establishment and Designation of Series and Share Classes (Perkins Value Plus Income Fund) is incorporated herein by reference to Exhibit
(a)(24) to Post-Effective Amendment No. 132 to Janus Investment Fund's registration statement on Form N-1A, filed on July 30, 2010, accession number 0000950123-10-069950 (File No. 2-34393).

Certificate  Redesignating Janus Smart Portfolio - Growth, Janus Smart Portfolio
- Moderate, and Janus Smart Portfolio - Conservative is incorporated herein by reference to Exhibit (a)(25) to Post-Effective Amendment No. 133 to Janus Investment Fund's registration statement on Form N-1A, filed on August 25, 2010, accession number 0000950123-10-080921 (File No. 2-34393).

Certificate Redesignating Janus Modular Portfolio Construction Fund is incorporated herein by reference to Exhibit (a)(26) to Post-Effective Amendment No. 134 to Janus Investment Fund's registration statement on Form N-1A, filed on October 15, 2010, accession number 0000950123-10-093513 (File No. 2-34393).

Certificate of Establishment and Designation of Series and Share Classes (Janus Global Bond Fund) is incorporated herein by reference to Exhibit (a)(29) to Post-Effective Amendment No. 137 to Janus Investment Fund's registration statement on Form N-1A, filed on December 27, 2010, accession number 0000950123-10-116573 (File No. 2-34393).